Exhibit 10.12

LENDER JOINDER AGREEMENT

THIS LENDER JOINDER AGREEMENT (this “Agreement”), dated as of October 3, 2019, to the Credit Agreement referenced below is by and among Bank of Hope (the “New Lender”), INTL FCStone Inc., a Delaware corporation (the “Borrower”), the Guarantors, and BANK OF AMERICA, N.A., as Administrative Agent.

W I T N E S S E T H

WHEREAS, pursuant to that Amended and Restated Credit Agreement, dated as of February 22, 2019 (as amended, restated, amended and restated, modified, supplemented, increased or extended from time to time, the “Credit Agreement”), by and among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, the Lenders have agreed to provide the Borrower with a revolving credit facility and term loan facilities;

WHEREAS, pursuant to Section 2.01(d) of the Credit Agreement, the Borrower has requested that (a) the Aggregate Revolving Commitments be increased by $11,500,000 (the “Increase”) and (b) the New Lender provide a $11,475,000 Incremental Term Loan under the Credit Agreement; and

WHEREAS, the New Lender has agreed to provide the Increase and the Incremental Term Loan on the terms and conditions set forth herein and to become a “Lender” under the Credit Agreement in connection therewith;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Capitalized terms used but not defined herein shall have the meaning provided to such terms in the Credit Agreement.

2.    The New Lender hereby agrees to provide a Revolving Commitment in the amount set forth on Annex A hereto and the initial Applicable Percentage of the New Lender shall be as set forth therein.

3.    The New Lender hereby agrees to provide an Incremental Term Loan Commitment to the Borrower in an amount equal to its Incremental Term Loan Commitment set forth on Schedule 2.01 attached hereto. The New Lender’s Applicable Percentage of the aggregate amount of Incremental Term Loan Commitments as of the date hereof shall be as set forth on Schedule 2.01 attached hereto.

4.     The existing Schedule 2.01 to the Credit Agreement shall be deemed to be amended to include the information set forth on Schedule 2.01 attached hereto.

5.    The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and, based on such information, has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including pursuant to Section 3.01(e) of the Credit Agreement), duly completed and executed by the New Lender; and (b) agrees that it will (i) independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents and

(ii) perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

6.    The Applicable Rate with respect to the Incremental Term Loan established pursuant to this Agreement shall be the Applicable Rate set forth in the Credit Agreement.

7.    The Maturity Date for the Incremental Term Loan established pursuant to this Agreement shall be Maturity Date set forth in the Credit Agreement.

8.    The Borrower shall repay the outstanding principal amount of the Incremental Term Loan in quarterly installments, on the last day of each calendar quarter, equal to 1.25% of the initial aggregate principal amount of the Incremental Term Loan (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05, unless accelerated sooner pursuant to Section 9.02); provided, that, (i) the final principal repayment installment of the Incremental Term Loan shall be repaid on the Maturity Date, and, in any event, shall be in an amount equal to the aggregate principal amount of the Term Loan outstanding on such date and (ii) (A) if any principal repayment installment to be made by the Borrower (other than principal repayment installments on Eurodollar Rate Loans) shall come due on a day other than a Business Day, such principal repayment installment shall be due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be and (B) if any principal repayment installment to be made by the Borrower on a Eurodollar Rate Loan shall come due on a day other than a Business Day, such principal repayment installment shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such principal repayment installment into another calendar month, in which event such principal repayment installment shall be due on the immediately preceding Business Day

9.    Each of the Loan Parties agrees that, as of the date hereof, the New Lender shall (a) be a party to the Credit Agreement, (b) be a “Lender” for all purposes of the Credit Agreement and the other Credit Documents and (c) have the rights and obligations of a Lender under the Credit Agreement and the other Credit Documents.

10.    The address of the New Lender for purposes of all notices and other communications is as set forth on the Administrative Questionnaire delivered by the New Lender to the Administrative Agent.

11.    This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by telecopier, facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

12.    This Agreement SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

NEW LENDER:	BANK OF HOPE
By:    /s/ Michael Virgilio
Name: Michael Virgilio
Title:    Vice President, Sr. Underwriter

BORROWER:	INTL FCSTONE INC.,
a Delaware corporation
By:    /s/ William J. Dunaway
Name:    William J. Dunaway
Title:    Chief Financial Officer
By:    /s/ Bruce E. Fields
Name:    Bruce E. Fields
Title:    Group Treasurer

GUARANTORS:	INTL FCSTONE ASSETS, INC.,
a Florida corporation
By:    /s/ David A. Bolte
Name: David A. Bolte
Title:    Secretary
FCSTONE MERCHANT SERVICES, LLC,
a Delaware limited liability company
By:    /s/ William J. Dunaway
Name:    William J. Dunaway
Title:    Treasurer
FCSTONE GROUP, INC.,
a Delaware corporation
By:    /s/ William J. Dunaway
Name:    William J. Dunaway
Title:    Chief Financial Officer
INTL FCSTONE MARKETS, LLC,
an Iowa limited liability company
By:    /s/ William J. Dunaway
Name:    William J. Dunaway
Title:    Chief Financial Officer

INTL TECHNOLOGY SERVICES, LLC,
a Delaware corporation
By:    /s/ William J. Dunaway
Name:    William J. Dunaway
Title:    Chief Financial Officer
INTL FCSTONE (NETHERLANDS) BV,
a private company with limited liability incorporated under the laws of the Netherlands
By:    /s/ William J. Dunaway
Name:    William J. Dunaway
Title:    Director

Accepted and Agreed:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:     /s/ Kyle D. Harding
Name:    Kyle D. Harding
Title:    AVP